Exhibit 99.1

DSP Group, Inc. Reports Fourth Quarter 2011 Results

SAN JOSE, Calif., February 1, 2012—DSP Group, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications at home, announced today its results for the fourth quarter ended December 31, 2011.

Fourth Quarter Results:

Revenues for the fourth quarter of 2011 were $38,195,000, a decrease of 12% from revenues of $43,372,000 for the fourth quarter of 2010. Net loss for the fourth quarter of 2011 was $4,823,000, as compared to net loss of $8,792,000 for the fourth quarter of 2010. Loss per share for the fourth quarter of 2011 was $0.21, as compared to a loss per share of $0.38 for the fourth quarter of 2010.

Year End Results:

Revenues for the year ended December 31, 2011 were $193,861,000, a decrease of 14% over 2010 revenues of $225,482,000. Net loss for 2011 was $16,242,000, compared to a net loss of $7,425,000 for 2010. Loss per share for 2011 was $0.70, compared to a loss per share of $0.32 for 2010.

Non-GAAP Results:

Non-GAAP net loss and loss per share for the fourth quarter of 2011 were $4,264,000 and $0.19, respectively, as compared to non-GAAP net loss and loss per share of $4,017,000 and $0.17, respectively, for the fourth quarter of 2010. Non-GAAP net loss and loss per share for the fourth quarter of 2011 excluded the impact of amortization of acquired intangible assets of $1,381,000 associated with the acquisition of NXP’s CIPT business; equity-based compensation expenses of $1,156,000; other income from remeasurement of our initial investment in an affilated company of $1,343,000; and a tax benefit of $635,000 resulting from the reversal of an income tax contingency reserve that was determined to be no longer needed due to the expiration of applicable statute of limitations. Non-GAAP net loss and loss per share for the fourth quarter of 2010 excluded the impact of amortization of acquired intangible assets of $2,495,000 associated with the acquisition of NXP’s CIPT business; equity-based compensation expenses of $2,211,000; and restructuring expenses of $69,000 associated with the reorganization of our operations.

Non-GAAP net loss and loss per share for the year ended December 31, 2011 were $4,200,000 and $0.18, respectively, as compared to non-GAAP net income and diluted EPS of $9,495,000 and $0.40, respectively, for the year ended December 31, 2010. Non-GAAP net loss and loss per share for the year ended December 31, 2011 excluded the impact of amortization of acquired intangible assets of $7,972,000 associated with the acquisition of NXP’s CIPT business; equity-based compensation expenses of $6,218,000; restructuring income of $170,000 associated with the reorganization of our operations; other income from remeasurement of our initial investment in an affilated company of $1,343,000; and a tax benefit of $635,000 resulting from the reversal of an income tax contingency reserve that was determined to be no longer needed due to the expiration of applicable statute of limitations. Non-GAAP net income and diluted EPS for the year ended December 31, 2010 excluded the impact of amortization of acquired intangible assets of $9,975,000 associated with the acquisition of NXP’s CIPT business; equity-based compensation expenses of $9,553,000; restructuring expenses of $463,000 associated with the reorganization of our operations; a tax benefit of $571,000 resulting from the reversal of an income tax contingency reserve that was determined to be no longer needed due to the expiration of applicable statute of limitations; and income of $2,500,000 resulting from the reversal of a reserve that was determined to be no longer needed due to the expiration of applicable statute of limitations included in the cost of goods sold.

Ofer Elyakim, CEO of DSP Group, stated: “Our fourth quarter results were better than previously expected ending what has been a challanging year for DSP Group on a positive note. Looking forward, we are more optimistic about our 2012 outlook as channel inventory depletion cycle appears to be behind us.”

Mr. Elyakim continued: “Our revenue forecast for the full year is in the range of $200 to $220 million, representing an annual growth rate of approximately 8% at the mid point, fueled by significant growth from a promising pipeline of design wins from new market verticals such as home, business and mobile, as well as key design wins in cordless telephony.”

Forward-Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements about the Company’s cautious optimistim about its 2012 outlook, completion of channel inventory depletion cycle, optimism for design wins and revenues to be generated from products for new market verticals in 2012 and annual 2012 revenue guidance. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including the impact of reductions in lead times and inventory levels by our customers and their customers; continued uncertainty in consumer demand for traditional cordless telephony products in our major end markets, namely Europe and the US; the growth of new market verticals, namely home connectivity, IP telephony and mobile connectivity markets, that incorporate our XpandR, IP telephony and CAT-iq products; our ability to lower operating expenses; our ability to secure additional design wins; unexpected delays in commercial launch or mass production of new products incorporating our technologies; our ability to develop and produce new products at competitive costs and in a timely manner and for such products to achieve broad market acceptance; and general market demand for products that incorporate our technologies in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2010 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

About DSP Group

DSP Group, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications at home and office. Delivering semiconductor system solutions with software and reference designs, DSP Group enables OEMs/ODMs, consumer electronics (CE) manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades,

DSP Group provides a broad portfolio of wireless chipsets integrating DECT/CAT-iq, DECT ULE, Wi-Fi, PSTN, BoneTone™ intelligent voice enhancement and noise elimination, video and VoIP technologies. DSP Group enables converged voice, audio, video and data connectivity across diverse consumer and business products—from connected multimedia screens, mobile devices, and home automation and security to cordless phones, VoIP systems, and home gateways. Leveraging industry-leading experience and expertise, DSP Group partners with CE manufacturers and service providers to shape the future of converged communications at home and office. For more information, visit www.dspg.com.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 AM ET today to discuss the financial results for the fourth quarter of 2011 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://www.media-server.com/m/p/ph87322t

If you cannot join the call, you may listen to the replay, which will be available for one week after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # +1 347 366 9565 (passcode: 2614562#)

—International Dial-In # +44 207 111 1244 (passcode: 2614562#)

For more information, please contact Victor Halpert, Director of Business Development and Investor Relations. Tel: +1 917 602 2965, Email: victor.halpert@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenues	$38,195	$43,372	$193,861	$225,482
Cost of revenues	24,567	27,652	123,734	137,571

Gross profit	13,628	15,720	70,127	87,911
Operating expenses:
Research and development	12,275	14,491	53,244	55,588
Sales and marketing	4,140	4,196	16,497	17,199
General and administrative	2,968	3,499	12,920	14,362
Amortization of intangible assets	1,381	2,495	7,972	9,975
Restructuring expenses (income)	—	69	(170)	463

Total operating expenses	20,764	24,750	90,463	97,587

Operating loss	(7,136)	(9,030)	(20,336)	(9,676)
Financial income, net	551	398	1,885	1,468
Other income	1,343	—	1,343	—

Loss before taxes on income	(5,242)	(8,632)	(17,108)	(8,208)
Taxes on income (income tax benefit)	(419)	160	(866)	(783)

Net loss	$(4,823)	$(8,792)	$(16,242)	$(7,425)

Net loss per share:
Basic	$(0.21)	$(0.38)	$(0.70)	$(0.32)
Diluted	$(0.21)	$(0.38)	$(0.70)	$(0.32)
Weighted average number of shares of common stock used in the computation of net loss per share:
Basic	22,796	23,308	23,247	23,229
Diluted	22,796	23,308	23,247	23,229

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)

(In thousands, except per share amounts)

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net income (loss)	($4,823)	$(8,792)	($16,242)	$(7,425)
Equity-based compensation expense included in cost of product revenues and other	75	166	402	704
Equity-based compensation expense included in research and development	525	1,097	2,766	4,712
Equity-based compensation expense included in sales and marketing	193	355	987	1,493
Equity-based compensation expense included in general and administrative	363	593	2,063	2,644
Amortization of intangible assets	1,381	2,495	7,972	9,975
Reversal of income tax contingency reserve that was determined to be no longer needed due to the expiration of applicable statute of limitations included in tax	(635)	—	(635)	(571)
Reversal of a reserve that was determined to be no longer needed due to the expiration of applicable statute of limitations included in costs of goods sold	—	—	—	(2,500)
Restructuring expenses (income)	—	69	(170)	463
Other income from remeasurement of investment in affiliated company	(1,343)	—	(1,343)	—
Non-GAAP net income (loss)	$(4,264)	$(4,017)	$(4,200)	$9,495

GAAP weighted-average number of common stock used in computation of basic and diluted loss per share (in thousands)	22,796	23,308	23,247	23,229
Weighted-average number of shares related to outstanding options and stock appreciation rights	—	—	—	394
Weighted-average number of common stock used in computation of non-GAAP diluted net income per share	22,796	23,308	23,247	23,623
GAAP Diluted net income (loss) per share	$(0.21)	$(0.38)	$(0.70)	$(0.32)
Equity-based compensation expense	0.05	0.09	0.27	0.41
Amortization of intangible assets	0.06	0.11	0.35	0.42
Reversal of income tax contingency reserve that was determined to be no longer needed due to the expiration of applicable statue of limitations included in tax	(0.03)	—	(0.03)	(0.02)
Reversal of a reserve that was determined to be no longer needed due to the expiration of applicable statue of limitations included in costs of goods sold	—	—	—	(0.11)
Restructuring expenses (income)	—	0.01	(0.01)	0.02
Other income from remeasurement of investment in affiliated company	(0.06)	—	(0.06)	—
Non-GAAP diluted net income (loss) per share	$(0.19)	$(0.17)	$(0.18)	$0.40

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2011	December 31, 2010
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$18,109	$33,912
Restricted deposits	128	121
Marketable securities and short term deposits	30,626	29,903
Trade receivables, net	25,643	25,170
Inventories	16,434	18,803
Other accounts receivable and prepaid expenses	5,343	6,302
Deferred income taxes	89	121

Total current assets	96,372	114,332
Property and equipment, net	5,803	7,786
Long term marketable securities and deposits	69,046	75,825
Severance pay fund	9,974	11,336
Intangible assets, net	14,395	10,434
Investment in other companies	—	2,200
Long term prepaid expenses and lease deposits	466	642

	93,881	100,437

Total assets	$196,056	$222,555

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$17,989	$19,206
Other current liabilities	18,373	23,053

Total current liabilities	36,362	42,259
Accrued severance pay	10,278	12,419
Accrued pensions	792	774

Total long term liabilities	11,070	13,193
Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	341,352	335,132
Accumulated other comprehensive income (loss)	(1,756)	355
Less – Cost of treasury stock	(122,236)	(119,280)
Accumulated deficit	(68,759)	(49,127)

Total stockholders’ equity	148,624	167,103

Total liabilities and stockholders’ equity	$196,056	$222,555